Exhibit 99.2

For Immediate Release

Alexandria Real Estate Equities, Inc. Announces
Pricing of Public Offering of

$200,000,000 of Senior Notes due 2024,

$350,000,000 of Senior Notes due 2026 and

$300,000,000 of Senior Notes due 2049

PASADENA, Calif. — March 12, 2019 — Alexandria Real Estate Equities, Inc. (“Alexandria” or the “Company”) (NYSE: ARE) today announced that it has priced a public offering of $200,000,000 aggregate principal amount of 4.000% senior notes due 2024, $350,000,000 aggregate principal amount of 3.800% senior notes due 2026 and $300,000,000 aggregate principal amount of 4.850% senior notes due 2049. Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and SMBC Nikko Securities America, Inc. are acting as joint book-running managers in connection with the public offering and Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BBVA Securities Inc., BNP Paribas Securities Corp., Capital One Securities, Inc., Evercore Group L.L.C., Fifth Third Securities, Inc., Mizuho Securities USA LLC, PNC Capital Markets LLC, RBC Capital Markets, LLC, Regions Securities LLC, Samuel A. Ramirez & Company, Inc., Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as co-managers in connection with the public offering.

The senior notes due 2026 and the senior notes due 2049 will be new issues of securities, while the senior notes due 2024 will become part of the same series as its outstanding 4.000% senior notes due 2024, of which $450 million aggregate principal amount was originally issued on June 21, 2018. The senior notes due 2026 have been priced at 99.893% of the principal amount with a yield to maturity of 3.817%, the senior notes due 2049 have been priced at 99.949% of the principal amount with a yield to maturity of 4.853%, and the senior notes due 2024 have been priced at 102.368% of the principal amount plus interest deemed to have accrued since January 15, 2019, with a yield to maturity of 3.453%. The notes will be unsecured obligations of the Company and fully and unconditionally guaranteed by Alexandria Real Estate Equities, L.P., an indirectly 100% owned subsidiary of the Company. The closing of the sale of the notes is expected to occur on or about March 21, 2019, subject to customary closing conditions.

The net proceeds from the 3.800% senior notes due 2026 and the 4.000% senior notes due 2024 will be used to fund, in whole or in part, certain eligible green projects, which are defined as certain development, redevelopment or tenant improvement projects that have received or are expected to receive Gold or Platinum LEED certification, including the development and redevelopment of such projects.  The net proceeds from the new 2024 notes will initially be used to reduce the outstanding balance on the Company’s unsecured senior line of credit, after which the Company will allocate these funds to recently completed and future eligible green projects. The net proceeds from the 3.800% senior notes due 2026 will initially be used to reduce the outstanding balance on the Company’s unsecured senior line of credit, after which the Company will allocate these funds to recently completed and future eligible green projects and the repayment of a secured note payable related to a recently completed class A development property which was awarded LEED Gold certification. The net proceeds from the 4.850% senior notes due 2049 will be used for general corporate purposes including the reduction of the outstanding balance on the Company’s unsecured senior line of credit.

Alexandria is an S&P 500® company and an urban office REIT uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland and Research Triangle Park.

The notes are being offered pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s notes, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement relating to this offering, when available, may be obtained by contacting: Goldman Sachs & Co. LLC, Attn: Prospectus Department, at 200 West Street, New York, NY 10282, telephone: 866-471-2526, fax: 212-902-9316 or email: prospectus-ny@ny.email.gs.com; Citigroup Global Markets Inc. at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone toll-free: 800-831-9146 or e-mail: prospectus@citi.com; J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, Attn: Investment Grade Syndicate Desk, 3rd Floor, telephone (collect): 212-834-4533; or SMBC Nikko Securities America, Inc. at 277 Park Avenue, New York, NY 10172, Attn: Securities Operations, telephone: 888-868-6856.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the Company’s offering of notes and its intended use of the proceeds. These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K.

CONTACT: Sara Kabakoff, AVP — Corporate Communications, (626) 788-5578, skabakoff@are.com

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